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                                                            Exhibit 99.B1b

                              ARTICLES OF AMENDMENT
                                       OF
                  PRUDENTIAL SMALL-CAP QUANTITATIVE FUND, INC.


     Prudential Small-Cap Quantitative Fund, Inc., a Maryland corporation having its principal offices in Baltimore, Maryland and Newark, New Jersey (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The charter of the Corporation is hereby amended by striking out
Article I and inserting in lieu thereof the following:

          The name of the corporation (hereinafter called the "Corporation") is Prudential Small-Cap Quantum Fund, Inc.

     SECOND: The charter of the Corporation is hereby amended in accordance with
Section 2-105(c) of the Maryland General Corporation Law by striking the first paragraph of Section 1 of Article IV and inserting in lieu thereof the following:

          The total number of shares of capital stock which the Corporation shall have authority to issue is 2,000,000,000 shares of the par value of $.001 per share and of the aggregate par value of $2,000,000 to be divided initially into four classes, consisting of 500,000,000 shares of Class A Common Stock, 500,000,000 shares of Class B Common Stock, 500,000,000 shares of Class C Common Stock and 500,000,000 shares of Class Z Common Stock.

     THIRD: Heretofore, the number of authorized shares which the Corporation has authority to issue was divided into four classes of shares, consisting of 1,000,000,000 shares of Class A Common Stock, 500,000,000 shares of Class B Common Stock, 300,000,000 shares of Class C Common Stock and 200,000,000 shares of Class Z Common Stock. The total number of shares of common stock that the Corporation has authority to issue is not being increased or decreased.

     FOURTH: Each share of Class A, Class B, Class C and Class Z Common Stock of the Corporation shall represent the same interest in the Corporation and have identical voting, dividend, liquidation and other rights, except that (i) expenses related to the distribution of a class of shares shall be borne solely by such class; (ii) the bearing of such expenses solely by shares of a class shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class; (iii) the Class A Common Stock shall be subject to a front-end sales load and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time; (iv) the Class B Common Stock shall be subject to a contingent deferred sales charge and a Rule 12b-l distribution fee as determined by the Board of Directors from time to time; (v) the Class C Common Stock shall be subject to a contingent deferred sales charge and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time; and (vi) the Class Z Common Stock shall not be subject to a front-end sales load; a contingent deferred sales charge

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or a Rule 12b-1 distribution fee. All shares of a particular class shall represent an equal proportionate interest in that class, and each share of any particular class shall be equal to each other share of that class.

     FIFTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

     SIXTH: The amendment to the charter of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and includes only changes expressly permitted by Section 2-605 of the General Corporation Law of the State of Maryland, to be made without stockholder action.

     IN WITNESS WHEREOF, PRUDENTIAL SMALL-CAP QUANTITATIVE FUND, INC., has caused these presents to be signed in its name and on its behalf by its President and attested by its Assistant Secretary on June 10, 1997.


                                         PRUDENTIAL SMALL-CAP QUANTITATIVE
                                         FUND, INC.


                                         By: /s/ RICHARD A. REDEKER
                                             ------------------------------
                                             Richard A. Redeker
                                             President

Attest: MARGUERITE E.H. MORRISON
        ------------------------
        Marguerite E.H. Morrison
        Assistant Secretary


     THE UNDERSIGNED, President of Prudential Small-Cap Quantitative Fund, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                           /s/ RICHARD A. REDEKER
                                               -----------------------------
                                               Richard A. Redeker
                                               President


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